                                                                     EXHIBIT 4.1


                   FORM OF REGISTERED EQUITY PURCHASE CONTRACT

     THIS REGISTERED EQUITY PURCHASE CONTRACT MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED. THIS REGISTERED EQUITY PURCHASE CONTRACT REPRESENTS THE IRREVOCABLE OBLIGATION OF THE OBLIGOR (AS DEFINED HEREIN).

DATE:

          Purchase Obligation:   ________ Shares


     Pursuant to the terms and conditions contained in this Registered Equity Purchase Contract, dated as of __________, 1994 (the "Contract"), between _______ (the "Obligor") and PacifiCare Health Systems, Inc. (the "Company"), the Obligor hereby irrevocably agrees to purchase and the Company agrees to sell ___________ shares (the "Contract Shares") of the Class B Common Stock (as defined herein).


                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1 - DEFINITIONS. As used in this Contract, the following terms shall have the following meanings:

     CLASS A COMMON STOCK. The term "Class A Common Stock" shall mean the Class A Common Stock, par value $0.01 per share, of the Company.

     CLASS B COMMON STOCK. The term "Class B Common Stock" shall mean the non-voting Class B Common Stock, par value $0.01 per share, of the Company.

     COMMON STOCK. The term "Common Stock" shall mean the Class A Common Stock and the Class B Common Stock of the Company.

Delaware corporation.

     CONTRACT. The term "Contract" shall mean this Registered Equity Purchase Contract, dated _________________, 1994.

     CONTRACT SHARES. The term "Contract Shares" shall mean the number of shares of Class B Common Stock set forth in the first paragraph hereof to be purchased by the Obligor pursuant to the terms and conditions of this Contract.


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

     CURRENT MARKET PRICE. The "Current Market Price" of a share of the Company's Common Stock on the date such determination is made shall mean the last sale price for the stock on such date as quoted on the NASDAQ National Market System, or, if shares of such stock were not traded on such date, then on the next preceding trading day during which a sale occurred.

     EVENT OF DEFAULT. The term "Event of Default" shall have the meaning set forth in Section 7.1.

     EVENT OF DEFAULT NOTICE. The term "Event of Default Notice" shall mean the notice provided to the Obligor pursuant to Section 7.3 hereof.

     NASDAQ. The term "NASDAQ" shall mean the National Association of Securities Dealers Inc. Automated Quotation System.

     NOTICE TO PURCHASE. The term "Notice to Purchase" shall mean the notice provided by the Obligor to the Company of its purchase of the Purchase Date Shares on a Purchase Date in the form attached hereto as Exhibit A.

     OBLIGOR. The term "Obligor" shall have the meaning set forth in the first paragraph hereof.

     PRICING NOTICE. The term "Pricing Notice" shall mean the notice provided to the Obligor by the Company pursuant to Section 3.1(d) hereof.

     PRIME RATE. The term "Prime Rate" shall mean with respect to any day for which the interest rate is to be determined the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such interest determination date by three major money center banks in The City of New York, as selected by the Company.

     PROVIDER AGREEMENT. The term "Provider Agreement" shall mean that certain agreement between the Obligor and the Company, dated _______, 1994, including the Strategic Alliance Amendment, whereby the Obligor agrees, among other things, to provide a defined range of health care services.

     PURCHASE DATE. The term "Purchase Date" shall have the meaning set forth in Section 3.1(b).

     PURCHASE DATE PRICE. The term "Purchase Date Price" shall have the meaning set forth in Section 3.2(b).

     PURCHASE DATE SHARES. The term "Purchase Date Shares" shall have the meaning set forth in Section 3.1(b).

     PURCHASE PRICE. The term "Purchase Price" shall have the meaning set forth in Section 3.1(b).

     STRATEGIC ALLIANCE AMENDMENT. The term "Strategic Alliance Amendment" shall mean the amendment to the Provider Agreement whereby the Obligor agrees to enter conditions and performance goals that Obligor must satisfy in order to maintain such strategic alliance.

     TREASURER. The term "Treasurer" shall mean the Company's Treasurer or any officer of the Company acting in such capacity.

     TRANSFER AGENT AND REGISTRAR. The term "Transfer Agent and Registrar" shall mean First Interstate Bank of California, the transfer agent and registrar of the Common Stock, or any successor transfer agent of the Company.


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     TOTAL PURCHASE PRICE.  The term "Total Purchase Price"  shall have the meaning set forth in Section 3.1(a).


                                   ARTICLE II
                      ISSUANCE, EXECUTION AND DELIVERY OF
                       REGISTERED EQUITY PURCHASE CONTRACT

     SECTION 2.1 - EXECUTION AND DELIVERY OF REGISTERED EQUITY PURCHASE
     CONTRACT.

     a. This Contract, when issued, shall be in registered form only. The aggregate purchase obligation under this Contract shall be the amount of Shares stated on the first page hereof. This Contract may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (the execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Contract, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage.

     b. This Contract shall be signed on behalf of the Company by its President or any Vice President, and attested by its Secretary or any Assistant Secretary.


                                   ARTICLE III
                               PURCHASE OF SHARES

     SECTION 3.1 - MANDATORY PURCHASE OBLIGATION.

     a. Pursuant to the terms and conditions stated herein, the Obligor hereby agrees to purchase from the Company and the Company agrees to sell to the Obligor the Contract Shares for total consideration due hereunder equal to the number of Contract Shares to be purchased by the Obligor hereunder multiplied by the Purchase Price (the "Total Purchase Price").

     b. On May 1, 1996, and on each May 1 thereafter through and including May 1, 2000 (each, a "Purchase Date"), the Obligor shall purchase ______ shares (the "Purchase Date Shares"). Each installment of Purchase Date Shares shall equal 20 percent of the Contract Shares. The Purchase Date Shares shall be purchased at a purchase price per share (the "Purchase Price") equal to the Current Market Price of the Class B Common Stock on December 1, 1994. The Purchase Price shall be adjusted from time to time upon the occurrence of any of the events set forth in Section 6.1.

     c.   The Obligor understands that by entering into this Contract it has a


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

purchase the Contract Shares pursuant to the terms and conditions contained herein and that the Company shall have full recourse for the Total Purchase Price against Obligor, if Obligor does not purchase the Contract Shares pursuant to the terms and conditions contained herein.

     d. Within 20 days of December 1, 1994, the Company shall provide to the Obligor a notice (the "Pricing Notice") setting forth the Purchase Price, the number of shares which will constitute the Purchase Date Shares, and the Purchase Date Price.

     SECTION 3.2 - PAYMENT OF PURCHASE DATE PRICE.

     a. On each Purchase Date, the Obligor shall tender to the Treasurer at the offices of the Company a Notice to Purchase duly completed and signed with the Purchase Date Price.

     b. The total consideration due on each Purchase Date (the "Purchase Date Price") for the Purchase Date Shares on each Purchase Date shall be payable to the Company in care of the Treasurer at the offices of the Company in lawful money of the United States of America by certified or official bank check in Los Angeles Clearing House (same day) Funds payable to or upon the order of the Company. The Company shall not be obligated to sell the Purchase Date Shares or deliver any certificates representing the Purchase Date Shares unless it shall have received payment in full of the Purchase Date Price for the Purchase Date Shares on each Purchase Date in the manner set forth herein.

     c. The Obligor will not have the ability to purchase or pay for any of the Contract Shares prior to a Purchase Date or in any amount other than the number of shares equal to the Purchase Date Shares.

     SECTION 3.3 - ISSUANCE OF SHARES. Upon receipt of payment in full of the Purchase Date Price for the Purchase Date Shares, and subject to the provisions of Section 3.4, the Company shall cause the Transfer Agent and Registrar to issue in such name or names as such Obligor may designate, a certificate for the Purchase Date Shares. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Purchase Date Shares as of the date payment in full for such Purchase Date Shares shall have been made.

     SECTION 3.4 - CHARGES AND TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance and delivery of the Purchase Date Shares upon the purchase thereof. The Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in any exchange of, or substitution for, or any issuance of certificates for the Purchase Date Shares in a name other than that of the registered Obligor, and the Company shall not be required to issue or deliver such certificates unless to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.


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                                   ARTICLE IV
                          OTHER PROVISIONS RELATING TO
                                RIGHTS OF OBLIGOR

     SECTION 4.1 - NO RIGHTS AS STOCKHOLDER. Prior to the purchase of any installment of the Contract Shares, the Obligor shall neither be entitled to vote or receive dividends or be deemed the holder of such Contract Shares for any purpose, nor shall anything contained in this Contract be construed to confer upon the Obligor any of the rights or privileges of a stockholder of the Company, including without limitation, any right to vote (when applicable), give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger, sale of assets or otherwise), receive notice of meetings or other action affecting stockholders (except for notices provided for in Section 6.3 hereof), receive dividends or subscription rights, or otherwise. The Obligor shall not, upon the purchase of Purchase Date Shares, be entitled to any dividends that may have been paid with respect to such Purchase Date Shares prior to the Purchase Date thereof or with respect to any record date that is a date prior to the Purchase Date. This Contract shall be deemed to be an executory contract for purposes of
Section 365(e)(2) of Title 11 of the United States Code.


                                    ARTICLE V
                             TRANSFERS AND EXCHANGES

     SECTION 5.1 - RESTRICTION ON TRANSFER. This Contract shall be the obligation of the registered Obligor and such obligation cannot be sold, transferred or assigned. In the event of a merger, consolidation, reorganization or other similar event where the Obligor is not the surviving entity, the surviving entity shall not succeed to any of Obligor's rights under this Contract without the prior written consent of the Company.

     SECTION 5.2 - MUTILATED OR MISSING REGISTERED EQUITY PURCHASE CONTRACTS. In case this Contract shall be mutilated, lost, stolen or destroyed, the Company, may, in its discretion, issue, in exchange and substitution for and upon cancellation of this mutilated Contract or in lieu of and substitution for this Contract so mutilated, lost, stolen or destroyed, a new Contract representing the same aggregate purchase obligation. Such new Contract will be issued only upon surrender of this mutilated Contract to the Company or receipt of evidence satisfactory to the Company of such loss, theft or destruction of this Contract and provision for indemnity, if requested, also satisfactory to it. The Obligor shall also comply with such other reasonable charges as the Company may prescribe.

     SECTION 5.3 - REGISTERED OBLIGOR. The Company may treat the Obligor hereunder as the absolute holder of any rights granted to Obligor hereunder and the absolute Obligor hereunder for all purposes (notwithstanding any notation of ownership or other writing hereon made by anyone), and the Company shall not be affected by any notice to the contrary.


                                   ARTICLE VI
                          ADJUSTMENT OF PURCHASE PRICE

     SECTION 6.1 - ADJUSTMENTS.

     a.   If the Company:

          1. pays a dividend or makes a distribution on its Class B Common Stock in shares of its Class B Common Stock;

          2. subdivides its outstanding shares of Class B Common Stock into a greater number of shares;

          3. combines its outstanding shares of Class B Common Stock into a smaller number of shares;

          4. makes a distribution on its Class B Common Stock in shares of its capital stock other than Common Stock;

          5. issues by reclassification of its Class B Common Stock any shares of its capital stock; or

          6. distributes to all holders of its Class B Common Stock any of its assets or debt securities or any rights or warrants to purchase assets or securities of the Company,

then the Company shall make an appropriate and equitable adjustment to the Contract Shares, and any corresponding adjustment to the Purchase Price, to the effect that after the event precipitating such adjustment, the Obligor's proportionate interest shall be maintained as before the occurrence of such event. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. To the extent that such distribution is not so made, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect if such record date had not been fixed. All calculations under this paragraph (a) shall be made to the nearest one-tenth of a share.

     b. No adjustment of the Purchase Price hereunder shall be required unless such adjustment would require an increase or decrease in such Purchase Price of at least $0.25 thereof;

provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward cumulatively and taken into account in any subsequent adjustment.

     c. No upward adjustment in the Purchase Price will be made except in the event of a reverse stock split or a combination of shares of Class B Common Stock into a smaller number of shares. No adjustment need be made for rights to purchase Class B Common Stock pursuant to a Company plan for reinvestment of value or no par value of the Class B Common Stock.

     d. In case of any capital reorganization of the Company or any reclassification of the Class B Common Stock, including a capital reorganization or a reclassification in connection with any consolidation or merger in which the Company is the surviving corporation (other than a subdivision or combination of outstanding shares of Class B Common Stock), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the surviving corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other business organization, this Contract shall, after such capital reorganization, reclassification, consolidation, merger or sale and upon the terms and conditions specified in this Contract, represent the obligation and the right to purchase the number of shares of stock or other securities or property (including cash) to which the Contract Shares issuable upon purchase thereof pursuant to this Contract would have been entitled (including the right to make any election with respect to the receipt of such shares of stock or other securities or property to which such Contract Shares would have been entitled) upon such capital reorganization, reclassification of the Class B Common Stock, consolidation, merger or sale if such purchase had taken place immediately prior thereto; and in any case, if necessary, the provisions set forth in this Section 6.1 with respect to the rights and interests thereafter of the Obligor shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on any Purchase Date.

     e. The Company may make such reduction in the Purchase Price, in addition to those required by paragraph (a) of this Section 6.1, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipient.

     SECTION 6.2 - NO FRACTIONAL SHARES. Notwithstanding, anything contained herein to the contrary, the Company shall not be required to issue or sell any fraction of a share pursuant hereto, but in any case where the Obligor would, except for the provisions of this Section 6.2, be entitled to receive a fraction of a share, the Company shall, upon the purchase by the Obligor of the Purchase Date Shares, pay in cash to such Obligor, in lieu of such fractional share, a sum equal to the same fraction of the Purchase Price per share then applicable under this Contract.

     SECTION 6.3 - NOTICE OF CERTAIN CORPORATE ACTIONS.

     If:

     a.    the Company takes any action that would require an adjustment in the

     b.   there is a dissolution or liquidation of the Company;

then the Company shall cause to be mailed to the Obligor at its address contained in this Contract, by first-class mail, postage prepaid, at least 10 days prior to the applicable record date hereinafter specified, a notice stating: (i) the record date for such dividend or distribution; (ii) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective; and
(iii) the date as of which it is expected that holders of the Class B Common Stock of record shall be entitled to exchange their shares of Class B Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     SECTION 6.4 - NOTICE OF ADJUSTMENTS. Whenever the Purchase Price is adjusted, the Company shall cause to be mailed to the Obligor at its registered address by first-class mail, postage prepaid, a notice stating that the Purchase Price and the number of Purchase Date Shares purchasable or, if applicable the type of securities, have been adjusted and setting forth the adjusted Purchase Date Price and the adjusted number of Purchase Date Shares issuable at the adjusted Purchase Price, as determined in good faith by the Company's board of directors. Determinations made by the Company's board of directors under this
Section 6.4 shall be reflected in a resolution adopted by the board of directors and shall be final and binding upon the Company and the Obligor.

     SECTION 6.5 - NO CHANGES IN FORM. This Contract need not be changed because of any change in the Purchase Price or in the number of Contract Shares purchasable pursuant hereto.


                                   ARTICLE VII
                                EVENTS OF DEFAULT

     SECTION 7.1 - EVENTS OF DEFAULT.   Each of the following events shall be
an "Event of Default:"

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     a.   Termination of the Provider Agreement;

     b. Failure by Obligor to maintain its strategic alliance with the Company as provided in the Strategic Alliance Amendment or failure to meet its performance goals under the Strategic Alliance Amendment;

     c. Default in the payment of the Purchase Date Price on any Purchase Date and continuance of such default for a period of 15 days;


     d. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Obligor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Obligor under the Federal Bankruptcy Act or any other trustee, sequestrator (or other similar official) of the Obligor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

     e. The institution by the Obligor of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Obligor to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Obligor of a petition or answer or consent seeking reorganization or relief in respect of it or its property under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by the Obligor to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Obligor or of any substantial part of its property, or the making by the Obligor of a general assignment for the benefit of creditors;

     f. The entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the corporation under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     g. The institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company of a petition or answer or consent seeking reorganization or relief in respect of it or its property under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by the

Company to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by the Company of a general assignment for the benefit of creditors.

If one or more Event of Default under clauses (a) through (e) shall occur, the Company shall at its option either terminate this Contract thereby relieving the Company and the Obligor of all rights and obligations hereunder or declare the Total Purchase Price to be due and owing. If one or more Event of Default under clauses (f) or (g) shall occur, this Contract shall terminate and the Company

     SECTION 7.2 - EFFECT OF AN EVENT OF DEFAULT ON A PURCHASE DATE. If a Purchase Date occurs simultaneously with an Event of Default (and in the case of an Event of Default under Section 7.1(a) through (e), the Company elects to terminate this Contract), the Company shall be relieved of its obligation to sell the Purchase Date Shares to the Obligor and shall return to the Obligor with the Event of Default Notice any funds paid to the Company in connection with such purchase.

     SECTION 7.3 - NOTICE OF EVENT OF DEFAULT. Notice of any Event of Default under this Contract (the "Event of Default Notice") shall be given to the Obligor no more than 15 days subsequent to the Company having knowledge of such an Event of Default. The Event of Default Notice shall state the Event of Default which has occurred and whether the Company is terminating this Contract or is accelerating payment of the Total Purchase Price.

     SECTION 7.4 - PAYMENT DEFAULT BY OBLIGOR. The failure by the Obligor to purchase and pay for the Purchase Date Shares on a Purchase Date is not compensable by any measure of damages which would be less than payment of the Total Purchase Price. Accordingly, the Obligor concurs that in the event that an action is instituted or defended by the Company in consequence of a default by the Obligor in the performance of Obligor's obligation to purchase and pay for the Contract Shares, the damages to be assessed against the Obligor shall be the Total Purchase Price, plus interest at a rate equal to the greater of the Prime Rate plus two percent or the maximum legal rate from the date of default, plus the costs of litigation (including all costs of attorneys and other professionals required) in pursuit of such litigation by or on behalf of the Company. The Obligor consents to the institution of an action for specific performance, or such other equitable remedy as may be available in the jurisdiction in which such litigation may occur, to enforce the Obligor's obligation to purchase and pay for the Contract Shares.


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

                                  ARTICLE VIII
                    REPRESENTATIONS AND WARRANTIES OF OBLIGOR

     The Obligor represents and warrants to the Company as follows:

     SECTION 8.1 - CORPORATE ORGANIZATION. Obligor is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.

     SECTION 8.2 - AUTHORIZATION. Obligor has the full power and authority to enter into this Contract and to carry out the transactions contemplated hereby. This Contract has been duly executed on behalf of the Obligor and constitutes the legal, valid and binding obligation of the Obligor, enforceable against Obligor in accordance with its terms.

     SECTION 8.3 - NO CONFLICTS. The execution, delivery and performance of material modification, with or without notice or lapse of time, of: (i) any provision of the articles of incorporation or bylaws of Obligor, each as currently in effect, (ii) the terms of any contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which Obligor is a party or any of its assets are bound or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Obligor. The execution, delivery and performance of this Contract by Obligor will not violate any judgment, decree, statute, rule or regulation of any federal, state or local government or agency having jurisdiction over Obligor or its assets.


                                   ARTICLE IX
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Obligor as follows:

     SECTION 9.1 - CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     SECTION 9.2 - AUTHORIZATION. The Company has the full power and authority to enter into this Contract and to carry out the transactions contemplated hereby. This Contract has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     SECTION 9.3 - NO CONFLICTS. Except where the effect is not likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries taken as a whole, the execution, delivery and performance of this Contract will not conflict with, or, result in any default or in any material modification, with or without notice or lapse of time, of: (i) any provision of the certificate of incorporation or bylaws of the Company, each as currently in effect: (ii) the terms of any contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company is a party or any of its assets are bound or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company. The execution, delivery and performance of this Contract by the Company will not violate any judgment, decree, statute, rule or regulation of any federal, state or local government or agency having jurisdiction over the Company or its assets.

                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.1 - AUTHORIZED SHARES. The Company shall at all times have authorized and reserved for issuance, free from preemptive rights, a number of Contract Shares and will make available to the Transfer Agent and Registrar a sufficient number of certificates therefor. The Company covenants that all the Contract Shares issued pursuant to and in accordance with the provisions of this Contract will, when issued, be fully paid and nonassessable by the Company.

     SECTION 10.2 - PERSONS HAVING RIGHTS UNDER CONTRACT. Nothing in this Contract expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the Company and its successors and the Obligor under this Contract any right, remedy or claim under or by reason of this Contract or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions stipulations, promises and agreements contained in this Contract shall be for the sole and exclusive benefit of the Company and its successors and of the Obligor under this Contract.

     SECTION 10.3 - HEADINGS. The descriptive headings of the several Articles and Sections of this Contract are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 10.4 - COUNTERPARTS. This Contract may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 10.5 - NOTICES. All notices or other communications required or permitted to be made hereunder shall be given in writing and sent by either personal delivery, overnight delivery, or United States registered or certified mail, return receipt requested, all of which shall be properly addressed with postal or delivery charges prepaid, to the parties at their respective addresses set forth below, or to such other addresses as either party may designate to the other in accordance with this Section 10.5:

     If to the Company:       PacifiCare Health Systems, Inc.
                              5995 Plaza Drive
                              Cypress, California  90630
                              Attn:  Treasurer

     If to Obligor:           _________________________________
                              _________________________________
                              ______________, California  _____

All notices sent by personal delivery shall be deemed given when actually received. All notices sent by overnight delivery shall be deemed given on the next business day. All other notices sent via United States mail shall be deemed given no later than four business days after mailing.

     SECTION 10.6 - ENTIRE CONTRACT. This Contract is a fully integrated document and contains any and all promises, covenants, and agreements between contemporaneous, discussions, negotiations, representations, warranties, covenants, conditions, and agreements, whether written or oral, between the parties hereto.

     SECTION 10.7 - SEVERABILITY. In the event any one or more of the provisions of this Contract shall be rendered by a court of competent jurisdiction to be invalid, illegal, or unenforceable, in any respect, such invalidity, illegality, or unenforceability shall not affect or impair the remainder of this Contract which shall remain in full force and effect and enforced accordingly.

     SECTION 10.8 - AMENDMENT. This Contract shall not be changed, amended, or modified, nor shall any performance or condition hereunder be waived, in whole or in part, except by written instrument signed by the party against whom enforcement or waiver is sought. The waiver of any breach of any term or condition of this Contract shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition of this Contract.

     SECTION 10.9 - GOVERNING LAW AND JURISDICTION. This Contract and the rights and obligations of the parties hereunder are to be governed and construed in accordance with the internal laws of the State of California, except for the conflicts of law principles thereof. Any and all suits, legal actions or proceedings against any party hereto arising out of this Contract shall be brought in any federal or state court sitting in Los Angeles County and each party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal action or proceedings. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such court and hereby further waives any claim that any suit, legal action or proceeding brought in any such court has been brought in an inconvenient forum.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the date first written above.



The Company:                  PACIFICARE HEALTH SYSTEMS, INC.,
                              a Delaware corporation


                              --------------------------------
                              By:
                              Its:



                              ---------------------------------
                              By:
                              Its:





Obligor:                      --------------------------------

                                   EXHIBIT A
                               NOTICE TO PURCHASE

                          (To be executed by Obligor to
                       purchase Shares on a Purchase Date)

To the Company:

     The undersigned Obligor:

     1. Hereby notifies you of the purchase of __________ shares of Class B (the "Shares") at the purchase price of $_________;

     2. Makes payment in full for the number of Shares so purchased by payment of the amount set forth above in lawful money of the United States of America by certified or official bank check in Los Angeles Clearing House (same day) funds payable to or upon the order of the Company; and

     3. Represents that none of the events specified in Section 7.1 (a) or (b) of the Contract has occurred.

     Please issue the certificate for the Shares in the name of, and pay any cash for any fractional share to:


                     --------------------------------------
                               Print or type name

                     --------------------------------------
                            Social Security or other
                               identifying number

                     --------------------------------------
                                 Street Address

                     --------------------------------------
                          City       State     Zip Code


Dated:
      ------------                                    --------------------------
                                                                Signature


                                       A-1